As filed with the Securities and Exchange Commission on April 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TWIN VEE POWERCATS CO.

(Exact name of registrant as specified in its charter)

Delaware	27-1417610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3101 S. US-1

Ft. Pierce, Florida 34982
(772) 429-2525

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

TWIN VEE POWERCATS CO. AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

(Full title of the Plan)

Joseph C. Visconti

President and Chief Executive Officer

Twin Vee Powercats Co.
3101 S. US-1

Ft. Pierce, Florida 34982

(772) 429-2525

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Patrick J. Egan, Esq. Hank Gracin, Esq. Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 885-5000 (Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

Twin Vee Powercats Co.(the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register an additional 428,400 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Registrant’s Amended and Restated 2021 Stock Incentive Plan (the “Plan”) (resulting from an automatic increase as of January 1, 2024 pursuant to an “evergreen” provision in the Plan). These shares of Common Stock are in addition to and of the same class as the Common Stock for which the Registrant’s Registration Statements on Form S-8 were filed with the SEC on April 25, 2023 (File No. 333-271430), May 17, 2022 (File No. 333-265016) and July 23, 2021 (File No. 333-258129) (the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

Item 8. Exhibits.

Exhibit	Description

3.1	Certificate of Incorporation of Twin Vee Powercats Co. (Incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-255134))
3.2	Bylaws of Twin Vee Powercats Co. (Incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-255134))
5.1*	Opinion of Blank Rome LLP regarding legality of shares of common stock
23.1*	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Blank Rome LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (contained on signature page hereto)
99.1	Twin Vee Powercats Co. Amended and Restated 2021 Stock Incentive Stock Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed on June 2, 2021 (File No. 333-255134)
99.2	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the Amended and Restated 2021 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed on June 2, 2021 (File No. 333-255134)
107*	Filing Fee Table

______________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Pierce, Florida, on the 10th day of April, 2024.

TWIN VEE POWERCATS CO.

By:	/s/ Joseph C. Visconti
Name:	Joseph C. Visconti
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Joseph C. Visconti as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph C. Visconti	Chief Executive Officer and President
Joseph C. Visconti	(Principal Executive Officer)	April 10, 2024

/s/ Michael P. Dickerson	Chief Financial and Administrative Officer
Michael P. Dickerson	(Principal Financial Officer and Principal Accounting Officer)	April 10, 2024

/s/ Preston Yarborough	Vice President and Director
Preston Yarborough		April 10, 2024

/s/ James Melvin	Director
James Melvin		April 10, 2024

/s/ Neil Ross	Director
Neil Ross		April 10, 2024

/s/ Bard Rockenbach	Director	April 10, 2024
Bard Rockenbach

/s/ Kevin Schuyler	Director	April 10, 2024
Kevin Schuyler